Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 2006, relating to the financial statements and financial statement schedule of Kyocera Corporation and its consolidated subsidiaries, which appears in Kyocera Corporation’s Annual Report on Form 20-F for the year ended March 31, 2006.

/s/ Misuzu PricewaterhouseCoopers
Misuzu PricewaterhouseCoopers
Osaka, Japan

October 31, 2006